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                                                                    EXHIBIT a(3)

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION Of CORPORATIONS
                                                      FILED 11:45 AM 05/11/2001
                                                         010228408 - 3070247

                            CERTIFICATE OF AMENDMENT

                                       OF

                        PILGRIM VARIABLE INSURANCE TRUST

      This Certificate of Amendment ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act (Del. Code Ann. tit. 12, sections 3810 et seq.) and sets forth the following:

      1.    The name of the Trust is: Pilgrim Variable Insurance Trust
            ("Trust").

      2. The name and business address of the registered agent is: The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19801, New Castle County.

      3. This is a registered investment company under the Federal Investment Company Act.

      4. The Trust's Certificate of Trust is hereby amended to add the following new paragraph:

                  Notice of Limitation of Liabilities of Series. Pursuant to Del. Code Ann. tit. 12, section 3804, notice is hereby given that the Trust is or may hereafter be constituted a series trust. The debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to any particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

      5.    This certificate is effective upon filing.

      IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust have duly executed this Certificate of Amendment on this 9th day of May, 2001.

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IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of
Amendment of Declaration of Trust.

Dated: May 9, 2001

/s/ John G. Turner                            /s/ Jock patton
---------------------------------             ---------------------------------
John G. Turner                                Jock Patton

/s/ Paul S. Doherty                           /s/  David W.C. Putnam
---------------------------------             ---------------------------------
Paul S. Doherty                               David W.C. Putnam

/s/ Alan L. Gosule                            /s/  Blaine E. Rieke
---------------------------------             ---------------------------------
Alan L. Gosule                                Blaine E. Rieke

/s/ Walter H. May
---------------------------------             ---------------------------------
Walter H. May                                 Richard A. Wedemeyer

/s/ Thomas J. McInerney
---------------------------------
Thomas J. McInerney